JAVELIN Mortgage Investment Corp. Company Update February 13, 2015

PLEASE READ: Important Regulatory and Yield Risk Disclosures Certain statements made in this presentation regarding JAVELIN Mortgage Investment Corporation (“JAVELIN” or the “Company”), and any other statements regarding JAVELIN’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for JAVELIN’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. JAVELIN assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of JAVELIN. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED. 2

JAVELIN Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.javelinreit.com. • Agency premium amortization is expensed monthly as it occurs.(1) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and Lead Independent Director. Transparency and Governance 3 JAVELIN REIT Manager • JAVELIN is externally managed by ARMOUR Capital Management LP. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • 11,985,293 shares of common stock outstanding (NYSE: “JMI”). • Market capitalization of $107.1 million. • JAVELIN pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. Information as of 2/12/2015. (1) Due to the prepayment lockout feature of our Agency multifamily securities, their premium is amortized using a level yield methodology.

JAVELIN Balance Sheet Targets JAVELIN invests in Agency and Non-Agency mortgage securities. Balance sheet target of 1.5 or less. • 4.24 gross asset duration of Agency and non-Agency securities. • -5.02 hedge duration. • -0.78 net balance sheet duration. Hedge a minimum of 40% of fixed rate assets and funding rate risk. • $736.3 million in hedges (swaps). • 75.9% of assets hedged. • 80.3% of repurchase agreements hedged. Hold 40% of unlevered equity in cash between prepayment periods. • $49.7 million in total liquidity. • $25.1 million in true cash. • $16.1 million in unlevered securities. • $8.5 million in principal and interest receivable Long term debt to equity target of 7.5x - 8.0x. • $916.1 million in net REPO borrowings. • 6.6x Q3 2014 shareholders’ equity. 4 Assets Duration Hedging Liquidity Leverage Information as of 2/12/2015.

JAVELIN Investment Equity Allocation 5 Estimates as of 2/12/2015. Equity allocation is based on market value of unlevered securities plus haircut on repurchase agreements. Allocation does not include equity invested in cash and hedges.

JAVELIN Portfolio Strategy and Investment Methodology

- JAVELIN will utilize ACM's proprietary analytical approach as well as Intex, Bloomberg, BlackRock Solutions and other third-party systems to analyze mortgage investment opportunities both for Agency and non-Agency mortgage securities.
- Strong bias toward a "buy and hold" strategy, with occasional sales made as market conditions change.
- The investment team considers an array of factors, both bottom up and top down:

Non-Agency Structure Analysis

- Seniority, subordination model.
- Model completeness and accuracy.
- Litigation and policy risks.

Agency & Non-Agency Class Analysis

- Prepayment history.
- Prepayment expectations.
- Premium/discount.
- Liquidity.

Agency & Non-Agency Loan Analysis

- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.
- 100% of JMI's 15yr MBS are between 85k – 175k loan balances

Agency Pool Analysis

- NO TBA pools – Only specified pools.
- Only "pass-through" securities. No CMO's.
- Prepayment history and expectations.
- Premium over par.
- "Hedgability."
- Liquidity.
- Diversify broadly to limit idiosyncratic pool risk.

JAVELIN
MORTGAGE INVESTMENT CORP.

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JAVELIN Agency & Non-Agency Portfolio Duration 7 Information and pricing as of 2/12/2015. Some totals may not foot due to rounding. Agency Multifamily Ballooning in 120 Months or Less 24.3% 235.7$ 102.4% 104.7% 3.14/4.32 7.71 Fixed Rates Maturing Between 121 and 180 Months 52.2 505.9$ 103.8 105.8 3.14/3.64 3.97 Fixed Rates aturing Bet een 181 and 240 onths 4.6% 44.7$ 106.0% 105.4% 3.43/3.92 3.39 Total or Weighted Average 81.1% 786.4$ 103.5% 105.5% 3.15/3.86 5.06 Weighted Average Net/Gross Estimated Effective Duration Using Current Values Agency Securities Current Value (millions) Weighted Average Purchase Price Weighted Average Current Market Price Percent of Portfolio Legacy Prime Fixed 3.1 30.3$ 83.6 85.8 6.01/5.58 0.54 Legacy Prime Hybrid 1.6% 15 7 75.6 85.5 2 28 2 71 0 87 Legacy Alt-A Fixed 8.6% 82.9$ 78.8% 82.7% 5.89/5.37 0.28 Legacy Alt-A Hybrid 0.8% 8.2$ 80.0% 82.7% 2.50/2.80 0.00 New Issue Prime Fixed 1.2% 11.6$ 91.0% 97.1% 3.71/3.99 6.27 Credit Risk Transfer 3.6% 34.8$ 97.8% 100.2% 4.34/4.07 0.00 Total or Weighted Average 18.9% 183.4$ 83.7% 87.7% 5.02/4.73 0.69 Weight d Average Net/Gross Estim ted Effective Duration Using Current Values Non-Agency Securities Current Value (millions) Weight d Average Purchase Price Weighted Average Current Market Price Percent of Portfolio

JAVELIN Hedge Portfolio 8 Counterparties include: Citibank, N.A., Nomura Global Financial Products Inc. and Wells Fargo Bank, N.A. Information as of 2/12/2015. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 25-36 Months 32 50.0$ 0.55 Interest Rate Swap 37-48 Months 40 50.0$ 0.92 Interest Rate Swap 49-60 Months 57 60.0$ 1.59 Interest Rate Swap 61-120 Months 98 576.3$ 1.87 Total or Weighted Average 87 $ 736.3 1.70

JAVELIN Balance Sheet Hedge Metrics 9 Information and pricing as of 2/12/2015. Some totals may not foot due to rounding. Agency Assets 4.11 Non-Agency Legacy Assets 0.06 Non-Agency New Issue Assets 0.08 Interest Rate Swaps -5.02 Net Balance Sheet Duration -0.78 Duration Contribution to Balance Sheet Agency & Non-Agency Assets 969.8$ 75.9% Net Agency & Non-Agency Repo Balance 916.1$ 80.4% % HedgedAmount (millions)

JAVELIN Agency Portfolio Constant Prepayment Rates (“CPR”) 10 JAVELIN expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

JAVELIN Agency & Non-Agency Repo Composition

	REPO Counter-Party[1]	Principal Borrowed (millions)	Percentage of REPO Positions with JAVELIN	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	Merrill Lynch, Pierce, Fenner & Smith Inc.	$ 136.0	14.7%	84	32	63
2	Nomura Securities International, Inc.	$ 90.9	9.9%	73	30	32
3	Mitsubishi UFJ Securities (USA), Inc.	$ 77.0	8.3%	58	15	32
4	Daiwa Securities America Inc.	$ 73.9	8.0%	59	51	57
5	Barclays Capital Inc.	$ 68.6	7.4%	90	28	33
6	ICBC Financial Services LLC	$ 53.1	5.8%	81	23	53
7	UBS Securities LLC	$ 50.0	5.4%	927	656	802
8	BNP Paribas Securities Corp.	$ 47.6	5.2%	30	6	25
9	Mizuho Securities USA Inc.	$ 46.8	5.1%	59	56	56
10	J.P. Morgan Securities LLC	$ 41.0	4.4%	91	68	81
11	South Street Securities LLC	$ 38.4	4.2%	28	25	25
12	Citigroup Global Markets Inc.	$ 37.8	4.1%	48	36	60
13	Royal Bank of Canada	$ 34.6	3.8%	90	51	77
14	KGS-Alpha Capital Markets, L.P.	$ 33.6	3.6%	84	76	81
15	CRT Capital Group LLC	$ 31.1	3.4%	60	40	40
16	Morgan Stanley & Co. LLC	$ 22.5	2.4%	59	36	36
17	E D & F Man Capital Markets Inc.	$ 20.1	2.2%	59	53	57
18	Credit Suisse Securities (USA) LLC	$ 6.5	0.7%	28	28	28
19	Wells Fargo Bank, N.A.	$ 6.5	0.7%	30	8	21
20	Guggenheim Securities, LLC	$ 5.8	0.6%	90	62	62
	Total or Weighted Average	**$ 921.9**	**100.0%**	**115**	**69**	

Weighted Average Repo Rate	0.58%
Weighted Average Haircut	8.46%

February Paydowns	(5.8)
Net REPO after Paydowns	916.1
Debt to Quarter End Shareholders' Equity Ratio	5.9

(1) JAVELIN has signed MRAs with 30 counterparties.

Information as of 2/12/2015. Some totals may not foot due to rounding.

JAVELIN MORTGAGE INVESTMENT CORP.

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3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340 12